Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-149297) on Form S-8 of Magyar Bancorp, Inc. and Subsidiary of our report dated December 20, 2018, relating to the consolidated financial statements of Magyar Bancorp, Inc. and Subsidiary, appearing in the Annual Report on Form 10-K of Magyar Bancorp, Inc. and Subsidiary for the year ended September 30, 2018.

/s/ RSM US LLP

Blue Bell, Pennsylvania

December 20, 2018

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